UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2005

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230

100 Matsonford Road

Radnor Pennsylvania 19087

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

And

Item 2.01.	Completion of Acquisition or Disposition of Assets.

And

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2005, Penn Virginia Resource Partners, L.P. (“PVR”) announced that its wholly owned subsidiary, Penn Virginia Operating Co., LLC (“Operating Company”), had entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Kentucky Emerald Land Company, LLC and certain of its affiliates (“Sellers”) providing for Operating Company’s purchase from Sellers of approximately 95 million tons of coal reserves and related assets (collectively, the “Assets”) located on approximately 56,000 acres along the Green River primarily in Henderson County, Kentucky (the “Transaction”). The purchase price of the Assets was $62,250,000 and was funded with PVR’s credit facility. A copy of the Purchase Agreement is filed as Exhibit 2.01 to this report and is incorporated by reference herein. The description of the Purchase Agreement herein is qualified in its entirety by reference to the text of Exhibit 2.01.

In conjunction with the closing of the Transaction, on July 15, 2005, PVR, Operating Company and Operating Company’s subsidiaries (the “Loan Parties”) entered into the First Amendment, Waiver and Consent (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 3, 2005 among the Loan Parties and a group of lenders, including PNC Bank, National Association, as Administrative Agent. The Credit Agreement Amendment amended the Credit Agreement to, among other things, (i) increase the revolving credit facility available thereunder from $150 million to $300 million and (ii) provide to PVR a one time option to request that the revolving credit facility be increased by $150 million upon increased commitments from existing or new lenders. A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Credit Agreement Amendment herein is qualified by reference to the text of Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On July 20, 2005, PVR issued a press release announcing the Transaction described in this report. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

c.	Exhibits

2.01	Asset Purchase and Sale Agreement, dated as of July 19, 2005, by and among Penn Virginia Operating Co., LLC, Kentucky Emerald Land Company, LLC, Green River Land and Dock, LLC and Green Gem, LLC.

10.1	First Amendment, Waiver and Consent to Amended and Restated Credit Agreement, dated as of July 15, 2005, among Penn Virginia Operating Co., LLC, the Guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other Lenders party thereto, and in their stated capacities.

99.1	Penn Virginia Resource Partners, L.P. press release dated July 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC
its General Partner

By:	/s/ Frank A. Pici
Frank A. Pici
Vice President and Chief Financial Officer

EXHIBIT INDEX

2.01	Asset Purchase and Sale Agreement, dated as of July 19, 2005, by and among Penn Virginia Operating Co., LLC, Kentucky Emerald Land Company, LLC, Green River Land and Dock, LLC and Green Gem, LLC.

10.1	First Amendment, Waiver and Consent to Amended and Restated Credit Agreement, dated as of July 15, 2005, among Penn Virginia Operating Co., LLC, the Guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other Lenders party thereto, and in their stated capacities.

99.1	Penn Virginia Resource Partners, L.P. press release dated July 20, 2005.